CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF

CENTRAL PARK GROUP ALTERNATIVE STRATEGIES FUND

THIS Certificate of Amendment of Central Park Group Alternative Strategies Fund (the “Trust”), is being duly executed and filed by the undersigned trustees to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).:

1.         Name. The name of the statutory trust amended hereby is Central Park Group Alternative Strategies Fund.

2.         Amendment. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to CPG FrontPoint MultiStrat Fund.

3.	Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustees of the Trust have executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

By: /s/ Mitchell A. Tanzman
Name: Mitchell A. Tanzman
Title: Trustee

By: /s/ Kristen M. Leopold
Name: Kristen M. Leopold
Title: Trustee

By: /s/ Janet Schinderman
Name: Janet Schinderman
Title: Trustee